Exhibit 99.2

CONFERENCE CALL SCRIPT

FIRST QUARTER 2003 RESULTS

THURSDAY MAY 1, 2003, 10:30 AM EST.

GOOD MORNING, I AM GWEN HARNING OF BTG AND I THANK YOU FOR JOINING US TODAY.

BEFORE I INTRODUCE DR. FASS, PLEASE BEAR WITH ME AS I PROVIDE THE REQUISITE SAFE HARBOR STATEMENT.

STATEMENTS IN THIS DISCUSSION CONCERNING OUR BUSINESS OUTLOOK OR FUTURE ECONOMIC PERFORMANCE, PRODUCT DEVELOPMENTS, ANTICIPATED PROFITABILITY, REVENUES, EXPENSES, EARNINGS, OR OTHER FINANCIAL ITEMS; AND STATEMENTS CONCERNING ASSUMPTIONS MADE OR EXPECTATIONS AS TO ANY FUTURE EVENTS, CONDITIONS, PERFORMANCE OR OTHER MATTERS, ARE “FORWARD-LOOKING STATEMENTS” AS THAT TERM IS DEFINED UNDER THE FEDERAL SECURITIES LAWS.  FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN SUCH STATEMENTS.  SUCH RISKS, UNCERTAINTIES AND FACTORS INCLUDE, BUT ARE NOT LIMITED TO, DEVELOPMENT, INTRODUCTION OR CONSUMER ACCEPTANCE OF

COMPETING PRODUCTS, CHANGES AND DELAYS IN PRODUCT DEVELOPMENT PLANS AND SCHEDULES, CUSTOMER ACCEPTANCE OF NEW PRODUCTS, DEVELOPMENT, INTRODUCTION, OR CONSUMER ACCEPTANCE OF COMPETING PRODUCTS, CHANGES IN PRICING OR OTHER ACTIONS BY COMPETITORS, PATENTS OWNED BY US AND OUR COMPETITORS, AND GENERAL ECONOMIC CONDITIONS, AS WELL AS OTHER RISKS DETAILED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

I WOULD NOW LIKE TO INTRODUCE DR. SIM FASS, CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF BIO-TECHNOLOGY GENERAL CORP.

GOOD MORNING AND THANK YOU FOR JOINING US.

TODAY I WILL PROVIDE A  REPORT ON THE COMPANY WITH PARTICULAR FOCUS ON OUR PROGRESS DURING THE FIRST QUARTER, FOLLOWING WHICH THERE WILL BE AN OPPORTUNITY TO ASK QUESTIONS.

I WOULD LIKE TO PREFACE MY REMARKS BY COMMENTING THAT WE ARE VERY PLEASED WITH OUR PROGRESS THIS PAST QUARTER.  WE WERE ABLE TO FURTHER OUR STRATEGY OF BOTH GROWING OUR COMMERCIAL BUSINESS WHILE SIMULTANEOUSLY ADVANCING OUR PROPRIETARY DEVELOPMENT PROJECTS.  ALSO, WE COMPLETED OUR TRANSITION TO A DIRECT TO

WHOLESALER SALES MODEL FOR OXANDRIN®, AS A RESULT OF WHICH, GOING FORWARD WE EXPECT OUR SALES OF OXANDRIN TO MORE CLOSELY CORRELATE TO END USER SALES AND PRESCRIPTIONS. OUR PROGRESS IN THE CLINIC WITH OUR PROPRIETARY PRODUCTS DURING THE QUARTER INCLUDED THE INITIATION OF A PHASE I STUDY OF INTRAVENOUS PURICASE® FOR THE TREATMENT OF INTRACTABLE GOUT.

BEFORE PROCEEDING WITH A MORE DETAILED BUSINESS UPDATE, I WILL BRIEFLY SUMMARIZE FOR YOU OUR FINANCIAL RESULTS AND THE KEY FACTORS THAT CONTRIBUTED TO OUR EARNINGS IN THE FIRST QUARTER.  FOR MORE INFORMATION ON OUR FIRST QUARTER 2003 FINANCIAL RESULTS, I REFER YOU TO THE TEXT OF THIS MORNING’S PRESS RELEASE.

IN THE THREE MONTHS ENDED MARCH 31, 2003, COMPARED TO THE CORRESPONDING PERIOD OF 2002, WE REALIZED:

•                  REVENUES OF $28.0 MILLION, COMPARED TO $20.8 MILLION, AN INCREASE OF 34%!

•                  PRODUCT SALES OF $27.0 MILLION, COMPARED TO $18.9 MILLION, AN INCREASE OF 42%!

•                  NET INCOME OF $3.0 MILLION, COMPARED TO $1.0 MILLION; AND

•                  EARNINGS PER SHARE OF FIVE CENTS, COMPARED TO TWO CENTS.

THE SIGNIFICANT INCREASE IN PRODUCT SALES AND REVENUES WAS DUE TO THE INCLUSION OF ROSEMONT’S SALES OF ORAL LIQUID PHARMACEUTICALS IN THE UNITED KINGDOM AND AN INCREASE IN SALES OF OXANDRIN AND HUMAN GROWTH HORMONE, PARTIALLY OFFSET BY LOWER SALES OF DELATESTRYL®.  AS YOU KNOW, WE ACQUIRED THE ROSEMONT BUSINESS ON SEPTEMBER 30TH, 2002; THEREFORE THERE WERE NO REVENUES FROM ROSEMONT IN THE FIRST QUARTER OF 2002.

EXPENSES IN THE FIRST QUARTER OF 2003, WERE $24.0 MILLION, COMPARED TO $20.5 MILLION IN THE FIRST QUARTER OF 2002.

THE 2003 EXPENSES REFLECT THE INCLUSION OF $3.4 MILLION OF ROSEMONT OPERATING EXPENSES AND $1.0 MILLION OF AMORTIZATION OF INTANGIBLES IN CONNECTION WITH THE ACQUISITION OF ROSEMONT. AS I MENTIONED, BECAUSE WE ACQUIRED THE ROSEMONT BUSINESS ON SEPTEMBER 30TH, 2002, THERE WERE NO EXPENSES FROM ROSEMONT IN THE FIRST QUARTER OF 2002.

OTHER CHANGES IN OPERATING EXPENSES WERE AN INCREASE IN GENERAL AND ADMINISTRATIVE EXPENSES DUE TO INCREASES IN COMPENSATION AND LEGAL EXPENSES; AND AN INCREASE IN MARKETING AND SALES EXPENSE DUE TO INCREASED INCENTIVE COMPENSATION.

THESE INCREASES WERE PARTIALLY OFFSET BY A DECREASE IN RESEARCH AND DEVELOPMENT EXPENSE DUE TO THE TIMING OF CLINICAL TRIAL RELATED

EXPENSES, THOUGH WE DO EXPECT SOME REBOUND OF THESE R&D EXPENSES IN LATER QUARTERS OF 2003.

COST OF PRODUCT SALES INCREASED DUE TO THE INCREASE IN PRODUCT SALES, BUT REMAINED ALMOST CONSTANT AS A PERCENTAGE OF PRODUCT SALES, AT 16.6% IN THE FIRST QUARTER OF 2003, COMPARED TO 16.7% IN THE COMPARABLE 2002 QUARTER.

MOVING ON TO OUR BALANCE SHEET.  AT THE END OF MARCH WE HAD A $23.1M CASH POSTION, THIS IS AN INCREASE OF ABOUT $6.5 MILLION  SINCE YEAR-END DECEMBER.  DURING THE SAME PERIOD, OUR ACCOUNTS RECEIVABLE LEVELS HAVE BEEN REDUCED BY $14.4M TO THE $21.3M LEVEL AND OUR ACCOUNTS PAYABLE AND ACCRUED EXPENSES DECLINED BY $10.8 MILLION.

TURNING NOW TO OUR BUSINESS DEVELOPMENTS…

BEGINNING LATE 2002, WE BEGAN TO REALIZE  ENHANCED VALUE FROM THE  EXECUTION OF OUR STRATEGIC PLAN.

BRIEFLY ARTICULATED, THIS PLAN  INVOLVES:

•                  THE REALIZATION OF THE COMMERCIAL POTENTIAL THAT OUR MARKETED PRODUCTS REPRESENT;

•                  THE EXECUTION OF OUR M&A STRATEGY;

•                  AND THE DEVELOPMENT OF OUR PROPRIETARY PIPELINE PRODUCTS.

AS TO THE FIRST OBJECTIVE OF OUR STRATEGIC PLAN…

WE ARE COMMITTED TO MAXIMIZING THE COMMERCIAL POTENTIAL OF OUR MARKETED PRODUCTS IN THE U.S., U.K., AND THE REST OF THE WORLD BY DRIVING THEIR MARKET SHARE GROWTH.  TO THE EXTENT THAT WE SUCCEED IN THIS OBJECTIVE, THEY WILL CONTINUE TO MAKE AN IMPORTANT CONTRIBUTION TO OUR REVENUES AND EARNINGS.

TO HELP US GROW OXANDRIN, WE HAVE IMPLEMENTED THREE MEASURES, NAMELY:

•                  AN ENHANCED MARKETING FOCUS REACHING A BROADER PHYSICIAN UNIVERSE TO MEET THE UNMET NEED FOR AN EFFECTIVE INVOLUNTARY WEIGHT LOSS PRODUCT;

•                  THE INTRODUCTION OF A NEW, MORE CONVENIENT 10-MG OXANDRIN TABLET

•                  AND INCREASE IN THE SIZE OF OUR SALES FORCE IN SUPPORT OF OUR EXPANDED MAKETING EFFORTS;

THE 10-MG OXANDRIN TABLET STRENGTH, WHICH ALLOWS THOSE PATIENTS TAKING 20 MG A DAY, THE MOST COMMON DOSAGE, TO CONVERT FROM EIGHT 2.5-MG TABLETS TAKEN IN DIVIDED DOSES TO THE CONVENIENCE OF TWO 10-MG

TABLETS DAILY, IS EXPECTED TO IMPROVE PATIENT ADHERENCE TO THERAPY BY REDUCING PILL BURDEN AND SHOULD DRIVE MARKET SHARE GROWTH. APPROXIMATELY 40% OF TOTAL OXANDRIN PRESCRIPTIONS ARE WRITTEN AT THE MAXIMUM APPROVED DOSE OF 20 MILLIGRAMS A DAY.

THE 10-MG TABLET WAS INTRODUCED INTO THE U.S. MARKET IN LATE 2002. SO FAR WE ARE ENCOURAGED BY THE MARKET ACCEPTANCE OF THIS  NEW DOSAGE  STRENGTH, WITH APPROXIMATELY 20% OF TOTAL OXANDRIN PRESCRIPTIONS NOW BEING WRITTEN FOR THE  NEW 10-MG TABLET.

WE BELIEVE THAT THE EFFECT OF THE INCREASE IN THE SIZE OF OUR SALES FORCE, THE BROADER MARKETING FOCUS I MENTIONED, AND THE LAUNCH OF OUR 10-MG TABLET ARE REFLECTED IN RECENT OXANDRIN PRESCRIPTION DATA.

OXANDRIN PRESCRIPTIONS FOR THE THREE MONTHS ENDED MARCH 31, 2003 GREW 21% OVER THE THREE MONTHS ENDED MARCH 31, 2002.  RETAIL PRESCRIPTIONS, REPRESENTING APPROXIMATELY 60% OF THE TOTAL, GREW 32%, WHEREAS PRESCRIPTIONS IN THE LONG-TERM-CARE SECTOR GREW 6%.  OXANDRIN IS INDICATED AS ADJUNCTIVE THERAPY FOR INVOLUNTARY WEIGHT LOSS DUE TO CHRONIC INFECTION, SEVERE TRAUMA, EXTENSIVE SURGERY, OR UNKNOWN PATHOPHYSIOLOGY.  UNLIKE OXANDRIN, SOME APPETITE ENHANCERS USED TO TREAT INVOLUNTARY WEIGHT LOSS, SUCH AS MEGACE

AND MARINOL, LEAD TO WEIGHT GAIN THAT IS PRIMARILY WATER AND FAT AS OPPOSED TO LEAN BODY MASS.  AND SERONO’S SEROSTIM, THOUGH AN EFFECTIVE WEIGHT GAIN AGENT, IS APPROVED ONLY FOR HIV INVOLUNTARY WEIGHT LOSS, IS MUCH MORE EXPENSIVE THAN OXANDRIN, AND REQUIRES ADMINISTRATION BY INJECTION VERSUS OXANDRIN WHICH IS ORALLY ACTIVE.

ANOTHER IMPORTANT BUSINESS DEVELOPMENT WAS THE COMPLETION, BY THE END OF MARCH OF THIS YEAR, OF THE TRANSITION TO A DIRECT TO WHOLESALER SALES MODEL. YOU WILL RECALL THAT IN LATE 2002, WE RENEGOTIATED OUR DISTRIBUTION AGREEMENT WITH ACCREDO, A COMPANY THAT HAD SERVED AS OUR EXCLUSIVE DISTRIBUTOR. UNDER THE REVISED AGREEMENT, WE NOW SELL OXANDRIN AND DELATESTRYL DIRECTLY TO WHOLESALERS ONLY, AND ACCREDO PROVIDES US WITH CERTAIN FEE-BASED SERVICES. THIS DIRECT TO WHOLESALER SALES MODEL SHOULD RESULT IN CLOSER CORRELATION BETWEEN OUR OXANDRIN SALES AND END-USER SALES/PRESCRIPTIONS, AS WELL AS A MORE DIVERSIFIED ACCOUNTS RECEIVABLE BASE.

IN ADDITION TO THE ACTIONS WE HAVE TAKEN TO MAXIMIZE THE MARKET PENETRATRION OF OXANDRIN, OTHER ACTIVITIES THAT COULD ENHANCE SALES OF OUR COMMERCIAL PRODUCTS GOING FORWARD INCLUDE:

•                  THE POSSIBLE INTRODUCTION BY TEVA OF OUR GROWTH HORMONE IN THE U.S. IF THE CURRENT LITIGATION IS RESOLVED FAVORABLY.

•                  PENDING APPROVAL OF ADDITIONAL INDICATIONS FOR OUR GROWTH HORMONE IN EUROPE.

AND WITH RESPECT TO DELATESTRYL, WE ARE IN THE PROCESS OF QUALIFYING AN ALTERNATE MANUFACTURING SITE, WHICH COULD OCCUR AS EARLY AS THE END OF 2003.

THE SECOND OBJECTIVE OF OUR STRATEGIC PLAN HAS BEEN, AND IS, TO EXECUTE SELECTIVE ACCRETIVE ACQUISITIONS WHENEVER POSSIBLE TO ALLOW US TO FURTHER ENHANCE THE GROWTH OF OUR BASE SPECIALTY PHARMACEUTICAL BUSINESS AND TO ALSO SUPPORT THE DEVELOPMENT OF OUR PROPRIETARY PIPELINE PRODUCTS.

OUR  MOST RECENT ACQUISITION, ROSEMONT  WAS CLOSED ON SEPTEMBER 30, 2002.

ROSEMONT IS A UNIQUE COMPANY WITH A LEADING POSITION IN THE RAPIDLY GROWING UK MARKET FOR ORAL LIQUID PRESCRIPTION PRODUCTS.

ROSEMONT’S PRODUCTS COMMAND PREMIUM PRICING AND GENERATE ATTRACTIVE GROSS MARGINS.

PRE-ACQUISITION, ROSEMONT HAD A FIVE-YEAR COMPOUND ANNUAL GROWTH RATE OF APPROXIMATELY 16 PERCENT (ON A LOCAL CURRENCY BASIS) OR APPROXIMATELY TWICE THAT OF THE OVERALL UK PHARMACEUTICAL MARKET.  TO SUSTAIN ITS GROWTH AND RESPOND TO MARKET DEMAND, IT WILL SEEK TO INTRODUCE FOUR TO SIX NEW ORAL LIQUID FORMULATIONS EVERY YEAR.

ROSEMONT PROVIDES US WITH A VALUABLE PRESENCE IN THE UK MARKET AND FURTHER SOLIDFIES OUR PRESENCE IN THE SPECIALTY PHARMA SPACE.  ROSEMONT ALSO PROVIDES US WITH AN INCREMENTAL REVENUE STREAM WHILE DIVERSIFYING OUR SALES AND EARNINGS BASE.

EARLIER THIS WEEK, WE WERE IN THE UK TO CONDUCT  A REVIEW OF THIS BUSINESS, AND WHAT REALLY STRUCK ME WERE THE POTENTIAL OPPORTUNITIES FOR ROSEMONT’S EXPANSION, WHICH INCLUDE:

•                  THE APPLICATION OF ORAL LIQUID FORMULATIONS BEYOND THE GERIATRIC POPULATION, WHICH IS ROSEMONT’S PRIMARY MARKET, PERHAPS TO THE PEDIATRIC MARKET, WHERE ORAL LIQUIDS COULD BE OF BENEFIT.

•                  THE EXPANSION OF ROSEMONT’S BUSINESS BEYOND THE UK.  CURRENTLY, APPROXIMATELY 95 PERCENT OF ROSEMONT’S BUSINESS IS EXCLUSIVELY WITHIN THE UK.  WE ARE EXPLORING OPPORTUNITIES IN OTHER COUNTRIES INCLUDING OTHER EUROPEAN COUNTRIES WHERE ROSEMONT’S PRODUCTS COULD BE APPROVED AND SOLD.

•                  LAST, BUT CERTAINLY NOT LEAST, THE APPLICATION OF ROSEMONT’S TECHNOLOGY TO OUR OWN PRODUCTS, ESPECIALLY OUR TOP SELLING PRODUCT OXANDRIN, IS ANOTHER OPPORTUNITY THAT WE HAVE BEGUN TO EVALUATE.  WE BELIEVE THAT PEOPLE WITH AIDS, CANCER PATIENTS, AND THE ELDERLY WOULD CLEARLY BENEFIT FROM THE AVAILABILITY OF AN ORAL LIQUID FORMULATION OF OXANDRIN.

AT THIS POINT WE HAVE INTEGRATED ROSEMONT INTO OUR OPERATIONS. IN THIS PROCESS WE HAVE REVIEWED THE OPERATIONS AND MADE CHANGES AS APPROPRIATE.  THESE CHANGES WHICH WERE INTITIATED IMMEDIATELY AFTER THE ACQUISITION INCLUDED REDEFINING CERTAIN REPORTING RELATIONSHIPS TO PROVIDE A MORE STREAMLINED MANAGEMENT TEAM AND CULMINATED MOST RECENTLY WITH THE DEPARTURE OF ANDRE GROENEWEGEN, THE MANAGING DIRECTOR. JOHN BLYTHE WHO HAS BEEN WITH ROSEMONT FOR OVER 20 YEARS, HAS BEEN MADE THE ACTING MANAGING DIRECTOR.

AS EXPECTED, THIS BUSINESS IS PERFORMING WELL AND WAS ACCRETIVE TO OUR EARNINGS IN THE QUARTER, NOTWITHSTANDING THE EFFECT OF THE AMORTIZATION OF INTANGIBLES CHARGE OF $1 MILLION  IN THE QUARTER.

THE THIRD OBJECTIVE OF OUR STRATEGIC PLAN IS THE APPLICATION OF THE RESOURCES GENERATED FROM OUR ONGOING OPERATIONS TO THE DEVELOPMENT OF OUR PROPRIETARY PIPELINE PRODUCTS.

I WOULD LIKE TO BRIEFLY SUMMARIZE THE CURRENT STATUS OF EACH OF THESE.

IN THE FIRST QUARTER OF THIS YEAR, WE INITIATED A PHASE I INTRAVENOUS DOSE SAFETY STUDY OF PURICASE, A GENETICALLY ENGINEERED URICASE ENZYME THAT IS PEGYLATED.  THE CLINICAL INDICATION WE ARE PURSUING IS TREATMENT OF SEVERE, INTRACTABLE GOUT.  THE OBJECTIVE IS TO REDUCE ABNORMALLY HIGH URIC ACID LEVELS TO WITHIN NORMAL RANGES.  WE EXPECT TO HAVE RESULTS OF OUR I.V. STUDY LATER THIS YEAR AND, IF SUCCESSFUL, TO THEN PROCEED TO A PHASE II SAFETY AND EFFICACY STUDY.

APPROXIMATELY 30,000 INDIVIDUALS IN THE U.S. CANNOT USE ALLOPURINOL, THE CURRENT STANDARD OF CARE FOR GOUT.  THEY ARE EITHER ALLERGIC OR

RESISTANT TO IT, AND SUFFER SIGNIFICANT PAIN AS URIC ACID DEPOSITS IN THEIR JOINTS AND ALSO PRECIPITATES IN THEIR KIDNEYS.

PURICASE CONVERTS URIC ACID, WHICH IS RELATIVELY INSOLUBLE, INTO ALLANTOIN, WHICH IS A HIGHLY SOLUBLE SUBSTANCE.  THE KIDNEYS OF AFFECTED INDIVIDUALS ARE ABLE TO EASILY ELIMINATE ALLANTOIN, AND, CONSEQUENTLY, URIC ACID LEVELS ARE REDUCED TO NORMAL LEVELS.

PROSAPTIDE IS A NERVE GROWTH FACTOR PEPTIDE.  THE INDICATION BEING PURSUED IS TREATMENT OF PERIPHERAL NEUROPATHIC PAIN.  THE CLINICAL OBJECTIVE IS TO ACHIEVE PAIN RELIEF IN PERIPHERAL NERVES WITHOUT THE SIDE EFFECTS OF THE THERAPIES USED TODAY, WHICH, BECAUSE THEY ACT ON THE CENTRAL NERVOUS SYSTEM TO RELIEVE PAIN, CAN CAUSE SEDATION, DIZZINESS AND ADDICTION.

WHAT IS BELIEVED TO BE ESPECIALLY UNIQUE ABOUT PROSAPTIDE IS THAT THIS SMALL PEPTIDE APPEARS TO ACT ON THE PERIPHERAL NERVES THEMSELVES TO LESSEN PAIN STIMULI, AS OPPOSED TO THE DRUGS THAT ACT ON THE CENTRAL NERVOUS SYSTEM. THE SIDE EFFECTS OF SEDATION, DIZZINESS AND ADDICTION HAVE, SO FAR, NOT BEEN OBSERVED WITH PROSAPTIDE.

OUR PROSAPTIDE PHASE II B CLINICAL SAFETY AND DOSE-RANGING STUDY WILL BE CONDUCTED IN COLLABORATION WITH THE NEUROLOGIC AIDS RESEARCH CONSORTIUM.  BECAUSE OF THE STUDY SIZE, IT WILL LAST INTO NEXT YEAR.  THE TARGET POPULATION FOR THIS DRUG EXCEEDS 300,000 INDIVIDUALS IN THE U.S.

BTG-271 IS A HUMAN MONOCLONAL ANTIBODY.  THE CLINICAL INDICATION WE’RE PURSUING IS THE TREATMENT OF ACUTE MYELOID LEUKEMIA (AML). THE OBJECTIVE IS TO EXTEND THE DURATION OF REMISSION FOR AML PATIENTS.

WE ARE IN THE PROCESS OF COMPLETING PRE-CLINICAL STUDIES AND IF THE DATA FROM THESE STUDIES SUPPORT IT, WE EXPECT TO BE ABLE TO FILE AN IND BY 2004.

THE TARGET ORPHAN POPULATION IS THE 11,000 INDIVIDUALS IN THE U.S. WHO ARE DIAGNOSED ANNUALLY IN THE UNITED STATES AS HAVING AML.  POSSIBLE FUTURE INDICATIONS ARE MULTIPLE MYELOMA AND SEVERAL OTHER LEUKEMIAS.

BTG-271 BINDS NOT JUST TO AML, MULTIPLE MYELOMA CELLS, ACUTE LYMPHOCYTIC LEUKEMIC CELLS AND CHRONIC LYMPHOCYTIC LEUKEMIC CELLS BUT ALSO TO LEUKEMIC STEM CELLS.  MOST PROMISING, IT APPEARS

NOT TO BIND TO NORMAL STEM CELLS.  THE FULL ANTIBODY WILL BE LINKED TO A CHEMOTHERAPEUTIC AGENT.

TO SUM UP,

TODAY WE ARE VERY MUCH A SPECIALTY PHARMACEUTICAL COMPANY, WITH OPERATIONS IN THE UNITED STATES, THE UNITED KINGDOM, AND ISRAEL.  THE ROSEMONT ACQUISITION HAS ALTERED THE RELATIVE DISTRIBUTION OF OUR WORLDWIDE SALES, WITH 54% OF THE TOTAL NOW IN THE UNITED STATES, 21% IN THE UNITED KINGDOM, AND THE REMAINDER IN THE REST OF THE WORLD.

WE COMMERCIALIZE — ALONE OR THROUGH PARTNERS — DIVERSIFIED SPECIALTY PRODUCTS ON A WORLDWIDE BASIS AND REMAIN DEDICATED TO THE RESEARCH, DEVELOPMENT, AND COMMERCIALIZATION OF THERAPEUTIC AGENTS THAT ADDRESS UNMET MEDICAL NEEDS IN BOTH NICHE AS WELL AS LARGER MARKET SEGMENTS.

AT THIS TIME I WOULD LIKE TO OPEN THE CALL TO QUESTIONS.

I SHOULD LIKE TO CONCLUDE MY REMARKS BY REITERATING OUR SATISFACTION AT OUR FIRST QUARTER 2003 RESULTS.  WE ARE WITNESSING THE RESULTS OF THE IMPLEMENTATION OF OUR STRATEGIC OBJECTIVES AND WE EXPECT IN COMING MONTHS TO CONTINUE TO DEMONSTRATE BOTH GROWTH IN SALES AND THE ADVANCEMENT IN THE CLINIC OF OUR PROPRIETARY PIPELINE PRODUCTS

AT THE SAME TIME, WE ARE CONTINUING TO SEEK OUT APPROPRIATE ACQUISITIONS AND ALLIANCES TO FURTHER ENHANCE AND STRENGTHEN OUR BUSINESS AROUND THE WORLD.